EXHIBIT 10.34

Service Agreement

between and by

XDLONG INTERNATIONAL COMPANY LIMITED
(the “Company”)

and

Lin Shuipan
(“appointee”)

On

appointing Lin Shuipan as Chairman of the Board, Executive Director and Chief Executive Officer of XDLONG INTERNATIONAL COMPANY LIMITED

Contents

1.	Definitions	1

2.	Commencement Date, Term and Continuous Service	1

3.	Title and Responsibilities	2

4.	Location of Office	2

5.	Remunerations and Other Benefits	2

6.	Confidential Information	3

7.	Exclusiveness of Service	4

8.	Receiving/Accepting Payments and Benefits from Third Parties	4

9.	Early Termination of Appointment	4

10.	Expiration or Termination of the Term of Appointment	5

11.	Restrictions on Early Termination or Expiry of Appointment	5

12.	Representations and Warranties	7

13.	Injunctive Relief and Damages	8

14.	Information Protection	8

15.	Notices	8

16.	Law and Jurisdiction	8

17.	Prior Agreement	9

18.	Severability	9

i

This Agreement is entered into by and between the following two parties on April 30th, 2008:

(1)
Xdlong International Company Limited (the “Company”)，an exempted company incorporated in the Cayman Islands with limited liability, having its registered office at Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands; and

(2)
Lin Shuipan (the “Appointee”) , a natural person of Chinese nationality, holder of resident identity card number 350582196812300519，residing at No. 130, Qian Cang Gong Road, Hua Ting Kou Village, Chen Ti Town, Jinjiang City, Fujian Province, China.

Whereas,

The two Parties have agreed to appoint the appointee as the Chairman of the Board, Executive Director and CEO of the Company on the terms and conditions set forth herein.

1	Definitions

1.1	In this Agreement, the following words and expressions shall have the following meanings as stated below:

“Board” shall mean the Board of Directors of the Company;

“Effective Date” shall mean April 30th, 2008;

“Group” shall mean the Company and its affiliates, and “Group Company” shall mean the Company or any of its affiliates;

“Hong Kong” shall mean Hong Kong Special Administrative Region of the People’s Republic of China;

“Party” shall mean a party hereto;

“China” shall mean People’s Republic of China, and for purpose of this Agreement, shall not include Hong Kong, Taiwan and Macao Special Administrative Region;

“RMB” shall mean Renminbi, the statutory currency of China;

“Securities and Futures Ordinance” shall mean the Securities and Futures Ordinance under Chapter 571 of the Laws of Hong Kong;

“SEHK” shall mean the Stock Exchange of Hong Kong Limited; and

“Affiliates”, for purpose of the Company, shall mean any company in which the Company controls or holds, either directly or indirectly, the composition of the Board of Directors, the voting rights in the general shareholders meeting or its outstanding shares by more than one-half.

1.2	In this Agreement, all references to:

(A)	words in the singular form shall also include the plural and vice versa;

(B)	any article or provision shall mean an article or provision hereunder;

(C)	any law, statute, regulation or rule shall include references to the aforementioned law, statute, regulation or rule as amended, cited or remade from time to time; and

(D)
this Agreement, any of its exhibits or documents referred to herein shall include references to this Agreement, the aforementioned exhibit or document as amended, changed, supplemented, revised or updated from time to time.

2.	Commencement Date, Term and Continuous Service

2.1	This Agreement shall become effective as of the Effective Date and shall remain valid for three (3) years or until it is terminated under Article 9 set forth below, whichever is the earlier.

2.2	This Agreement can be renewed or extended through consultations between the parties within six (6) months prior to expiry of the term of this Agreement.

3.	Title and Responsibilities

3.1
The Company has appointed the Appointee as the Chairman of the Board, Executive Director and CEO of the Company, and the Appointee hereby agrees to serve the Company and/or any other member of the Group Company in the capacity of Chairman of the Board, Executive Director and CEO of the Company and/or any other capacity as decided by the Board from time to time, including but not limited to guiding the strategic growth and development of the Group Company, reviewing the implementation of the policies and decisions of the Board as well as communicating with the media and external parties on behalf of the Group Company.

3.2	The Appointee shall report to the Board directly or in any other manner as instructed by the Board from time to time.

3.3
The Appointee shall perform all his actions, duties, responsibilities and obligations as assigned by the Board from time to time and observe any and all orders, directions, instructions and mandates of the Board; meanwhile, the Board may, from time to time, require the Appointee to assume other responsibilities and provide other services for any member of the Group Company.

4.	Location of Office

4.1	The Company may require the Appointee to perform his duties at any premise currently or later owned by the Company or any member of the Group Company, in Hong Kong, China or any other country.

4.2	The Company may also require the Appointee to travel within or outside the territory of China from time to time in order to perform his duties.

5.	Remunerations and Other Benefits

5.1	Salary and Bonuses

From the Effective Date, the Appointee shall be entitled to an annual salary of nine hundred and sixty thousand Renminbi Yuan (RMB 960,000), which will be paid on a monthly basis at the end of each month.

The Appointee shall be entitled to obtain a management bonus approved by the Remuneration Commission of the Board solely at its own discretion by reference to the net profit after deduction of tax and minor shareholders’ interests, but without taking into account of the extraordinary items as shown in the audited consolidated financial statements of the Group; however, the total amount of management bonus paid to all executive members of the Board in any fiscal year of the Company shall not exceed 1 percent of the net profit in the fiscal year concerned.

5.2	Review Rewards and Bonuses

The rewards and bones as stipulated in Article 5.1 above shall be subject to review by the Board in annual review.

If the parties hereto agree to make any changes in the rewards and bonuses that should be paid to the Appointee hereunder, such changes shall not constitute a new agreement, but subject to any expressed agreement made against contrary provisions, the appointment of the Appointee hereunder shall continue to be subject in every aspect to all the terms and conditions of this Agreement, in which such changes are made.

5.3	Costs/Expenditures

The Company shall pay, refund or reimburse or cause to pay, refund or reimburse the Appointee any and all necessary direct costs/expenditures arising from any reasonable travel, entertainment as well as other expenses of the same type in duly performing his duties, which have been incurred already but are overdue; however, the Appointee shall produce evidences in support of the aforementioned costs and expenditures in line with the reasonable rules of the Company.

5.4	Others

Any provision hereunder shall not prevent the Board from paying the Appointee any newly added amounts at its absolute discretion from time to time; provided however, any newly added amounts aforementioned shall not constitute a part of the rewards and bonuses of the Appointee hereunder, and when a decision on such payment proposal is made at any Board meeting, the Appointee shall abstain from voting and shall not be taken into account in calculating the quorum.

5.5	Taxes, Contributions and Withholding Obligation

The Company shall pay any and all taxes for the Appointee with respect to the rewards and bonuses of the Appointee as set forth herein in accordance with applicable laws and regulations, not including, however, any income earned from exercising the option. The Company shall also observe its obligation and withhold any relevant amounts from the amounts to be paid to the Appointee hereunder and transfer them to the relevant government agency in accordance with applicable laws and regulations.

6.	Confidential Information

6.1
During the term of appointment hereunder, or at any time following termination of this Agreement, except for duly performing his duties or unless being authorized by the Board or required by any applicable law, government agency or regulator, the appointee shall not directly or indirectly

(A)	use for purpose of himself or any other person, company, business entity or any other organization; or

(B)	disclose or leak to any person, company, business entity or any other organization and shall make his best effort to prevent the publication or disclosure of;

any know-how, technique, business secret or confidential information, including but not limited to any document involving any client, customer list or requirements, price list or pricing mechanism, marketing and sales information, business plan or transaction, employee or officer, financial information, arrangement, design, formula, product series, prototype, service, research activity, source code and computer system, software and any document indicated as “confidential” or marked with similar words, or any information which the Appointee has been notified as confidential, or which the Appointee can reasonably expect to be deemed as confidential by any member of the Group Company, or any information provided in private to any member of the Group Company by any client, supplier or other persons.

6.2
Unless made in the interest of any member of the Group Company, the Appointee shall not take any note or write down in any memo on any matter of the business scope, transactions or affairs of any member of the Group Company at any time in the duration of his appointment hereunder.

6.3
The restrictions set forth in Article 6.1 above are not applicable to any material or information which is publicly known at the time of its use, disclosure or leakage, except for unauthorized disclosures.

6.4
The Appointee shall not make or deliver, or cause to make or deliver or facilitate the making or delivery of any oral or written statement on any matter of any member of the Group Company to any public news media or any representative of TV stations, broadcasters or other medias without the prior written consent of the relevant Group Company.

6.5
The Appointee shall pay damages to the Company in full for all the losses and damages incurred by the Company and/or any member of the Group Company for his breach of any provision of Article 6 hereof.

7.	Exclusiveness of Service

7.1	The Appointee shall devote his full time, attention, skills and efforts to his duties hereunder and act in the best interest of all members of the Group Company.

7.2
Without the prior written consent of the Company, the Appointee shall not, either directly or indirectly (i) be enrolled or employed in, (ii) involve in, in any capacity, or (iii) provide service for any business or organization which has or may constitute a conflict of interest with any member of the Group Company or, which may have adverse effects on the effective performance of his duties either during the term of his appointment hereunder or, upon expiry of the term under Article 2.1 hereof or, within one (1) year following termination of his appointment (or in any shorter term agreed by the Company) in accordance with Article 9. Nonetheless, however, this provision shall not prevent the Appointee from holding, either directly or indirectly, up to 5 percent of any kind of securities issued by any company listed on a recognized stock exchange, provided that the business of the company which issued such securities shall not be similar or compete with any existing business carried out by any member of the Group Company.

7.3
The Appointee agrees that the restrictive provisions contained in Article 7 are necessary for protecting the lawful interests of the Group’s business, and are fair and reasonable in terms of scope and extent. Should any court or arbitral agency determine that any restrictive provision contained in Article 7 is unreasonable and unenforceable, and deletion of any part of such restrictive provision will make it reasonable and enforceable, that part of the restrictive provision shall be deemed as deleted on the basis of resulting in the minimum effect on other provisions hereunder.

8.	Receiving/Accepting Payments and Benefits from Third Parties

Subject to applicable regulations in writing endorsed by the Company, the Appointee, or any of his family members, or any company or business entity in which the Appointee or any of his family members has an interest, has no right to receive or obtain any payment, rebate, kickback, commission or other benefits from third parties either directly or indirectly from any business transaction conducted by any member of the Group Company or its representative, notwithstanding whether it be the Appointee or not. Should the Appointee or any of his family members directly or indirectly receive or obtain any payment, rebate, kickback, commission or other benefits from any company or business entity in which the Appointee or any of his family members has an interest, the Appointee must disclose such information to the Group Company. Unless a written consent is obtained from the Company, the Appointee must pay the Company or the relevant member of the Group Company all the amounts received or, the fair market value of all benefits obtained.

9.	Early Termination of Appointment

9.1
The Company may terminate the appointment of the Appointee before this Agreement expires without notice nor payment in lieu of notice, if it reasonably believes that the Appointee, with respect to his appointment,

(A)	intentionally disobeys lawful and reasonable orders;

(B)	has involved in any misconduct contrary to proper and honest performance of his duties;

(C)	is guilty of fraud or dishonesty;

(D)	neglect his duties;

(E)	severely violate any term or condition hereof or Articles of Association of the Company;

(F)
has been convicted of a criminal offense except for traffic offenses, for which he has not been convicted to imprisonment or, is deemed as violating applicable anti-corruption laws or any law of similar nature by a competent judiciary or government organ;

(G)	has been disqualified from being a director of the Board by virtue of any adjudication of a competent court;

(H)	has been declared bankrupt; or

(I)
has been disqualified or banned from being a director of the Company, or from engaging in the sponsoring, establishment or management of the Company, either directly or indirectly, or from performing any duty or function to be performed by virtue of the appointment hereunder subject to any applicable law or regulation, including SEHK rules or rules promulgated by Hong Kong Securities and Futures Commission.

or otherwise the Company may terminate this Agreement earlier without providing any reason with a three-month notice in the least or, a payment in lieu of notice equivalent to the remuneration of the Appointee of the next three months hereunder.

9.2
The Company reserves the right to require the Appointee to refrain from assuming any or all of his duties within any notice period made either by the Appointee or the Company; however, the Company is not obliged to assign any duty to the Appointee and may require him

(A)	not to enter the premise of the Company or any other member of the Group Company; and/or

(B)	resign immediately from any position he has held in the Company or any other member of the Group Company; and/or

(C)	avoid from discussing any business matter related to the Group Company with key customers, clients or key employees of the Company or any member of the Group Company.

Provided, however, the Company shall continue to pay the Appointee the remunerations hereunder but it is not obliged to pay management bonus while the Appointee remains to be assigned by the Company and observes other provisions hereunder.

9.3
The Company may terminate the appointment of the Appointee on the ground of winding-up as a result of restructuring or merger of the Group Company, or as a part of any arrangement of restructuring or merger of the Group Company which does not involve any insolvency.

10.	Expiration or Termination of the Term of Appointment

10.1	When the appointment expires under Article 2 hereof, or when the Company terminates the appointment of the Appointee under Article 9 or for other reasons, the Appointee shall

(A)
in line with the instruction of the Company, return all the equipment, correspondences, records, specifications, software, discs, recordings, reports and other documents, together with any copy thereof, as well as any other property that belongs to any member of the Group Company, including but not limited to keys, credit cards, devices and entry pass held or controlled by him. The Appointee shall confirm in writing, if the Company so requires, that he has observed all obligations under Article 10.1(A) hereof;

(B)
resign immediately from any position he has assumed in the Company or any other member of the Group Company, as well as any related trusteeship, without any resignation compensation; if the Appointee fails to do so, he hereby irrevocably authorizes the Company to appoint someone else to execute any document in his name or on his behalf, and take any necessary action to effectuate his resignation; and

(C)
immediately pay the Company or any member of the Group Company, as appropriate, any outstanding loan or other amounts that he owes or that should be paid to the Company or any member of the Group Company; if the Appointee fails to do so, the Company has the right to deduct an equivalent amount from any amounts that are owed or should be paid by the Company or any member of the Group Company to the Appointee.

11.	Restrictions on Early Termination or Expiry of Appointment

11.1	The following words and expressions referred to in Article 11 hereof shall have the following meanings:

“Employees of the Group Company” shall mean any person who is employed by any member of the Group Company on and/or at least three-months prior to the Termination Date, and

(A)	with whom the Appointee has important contacts or transactions in performing his duties hereunder;

(B)	who has had important contacts or transactions with clients in performing his/her duties by virtue of his/her employment with any member of the Group Company; or

(C)
who has worked together with the Appointee on any product, invention or service provision in connection with the business of any member of the Group Company or engaged in the R&D of any member of the Group Company;

“Client” shall mean any person, firm, company or other organizations for whom any member of the Group Company has provided goods or services within twenty-four (24) months prior to the Termination Date;

“Quasi-client” shall mean any person, firm, company or other organizations with whom any member of the Group Company has conducted any negotiation or important discussions on the likeliness of providing goods or services by any member of the Group Company within twenty-four (24) months prior to the Termination Date;

“Relevant Period” shall mean (i) one (1) year following the Termination Date of appointment of the Appointee, (ii) for purpose of Article 11 hereof, any substitute period stipulated and notified in writing by the Company, whichever is shorter;

“Supplier” shall mean any person, corporate business entity or other organizations who has (i) provided goods or services to any member of the Group Company at any time within twelve (12) months immediately preceding the Termination Date; (ii) agreed to provide goods or services to any member of the Group Company before the Termination Date and, the provision of such goods and services begins at any time within twelve (12) months following the Termination Date; or (iii) provided goods or services to any member of the Group Company under special agreements or arrangements entered between Supplier and any member of the Group Company; and

“Termination Date” shall mean the date of early termination of appointment of the Appointee under Article 9 hereof or, the expiry date under Article 2 hereof.

11.2
The Appointee hereby agrees that, without prior written consent of the Company, he will not, during the Relevant Period, whether on behalf of himself or with or on behalf of any other person, firm, company or other organization in China, Hong Kong or any other place of Asia, no matter as employee, director, party, agent, adviser, partner, executive, shareholder or in any other capacity, (i) be employed or enrolled in, or (ii) provide service for, or (iii) by any means be engaged in

(A)
the research, development, manufacturing, supply or marketing of any product which is same as or similar to any product that is being researched, developed, manufactured, supplied or marketed by any member of the Group Company within twelve (12) months immediately preceding the Termination Date; or

(B)
the development or supply of any service that is the same as or similar to any service provided by any member of the Group Company within twelve (12) months immediately preceding the Termination Date, including but not limited to technical and product support, consultations and customer service;

in any direct or indirect competition with the Company. However, this provision of Article 11.2 shall be applicable only to products or services in which the Appointee was involved or for which the Appointee was responsible at any time within twelve (12) months immediately preceding the Termination Date while being appointed or employed by any member of the Group Company.

11.3
The Appointee hereby agrees that, he will not, during the Relevant Period, whether on behalf of himself or with or on behalf of any other person, firm, company or other organization, no matter as employee, director, party, agent, adviser, partner, executive, shareholder or in any other capacity, compete directly or indirectly with the Company to (i) persuade, or (ii) help persuade (iii) accept or (iv) cause to accept, or (v) deal with any business or service of the following clients or quasi-clients:

(A)
clients or quasi-clients with whom the Appointee had personal contacts or business relations on behalf of any member of the Group Company at any time within twelve (12) months immediately preceding the Termination Date; and

(B)	clients or quasi-clients for whom the Appointee was responsible at any time within twelve (12) months immediately preceding the Termination Date.

11.4
The Appointee hereby agrees that he will not, during the Relevant Period, whether on behalf of himself or with or on behalf of any other person, company, business entity or other organization, directly or indirectly

(A)	(i) induce (ii) persuade, (iii) entice or (iv) cause any person who is an employee of the Group Company to resign from employment with any member of the Group Company; or

(B)	engage in (i) accepting employment or (ii) employing or using the service of any person who is an employee of the Group Company by any other means.

11.5
The Appointee hereby agrees that he will not (i) during the Relevant Period, and (ii) with respect to any agreement or arrangement on providing goods and services to any member of the Group Company particularly made between any member of the Group Company and any supplier, during the term of such agreement or arrangement, whether on behalf of himself or with or on behalf of any other person, firm, company or other organization, no matter as employee, director, party, agent, adviser, or in any other capacity, directly or indirectly,

(A)	interfere with any supplier in providing goods and services to any member of the Group Company;

(B)	induce any goods or services supplier of any member of the Group Company to stop providing or refuse to provide the aforementioned goods or services in the future.

11.6
The Appointee agrees that the restrictive provisions contained in Article 11 are necessary for protecting the lawful interests of the Group’s business, and are fair and reasonable in terms of scope and extent. Should any court or arbitral agency determine that any restrictive provision contained in Article 11 is unreasonable and unenforceable, and deletion of any part of such restrictive provision will make it reasonable and enforceable, that part of the restrictive provision shall be deemed as deleted on the basis of resulting in the minimum effect on other provisions hereunder.

12.	Representations and Warranties

12.1
The Appointee represents and warrants that he is not subject to any agreement, arrangement, contract, understanding, court order and whatsoever that will limit or prohibit him in any manner, either directly or indirectly, from performing all his responsibilities or any of the duties assigned to him under the terms and conditions hereof.

12.2
The Appointee agrees that if an employment or enrollment proposal is received from any person, company, business entity or other organization in the duration of the terms and conditions hereunder or in the duration of validity of any restriction set forth in Article 11 above, the Appointee shall immediately provide a full and exact copy of Article 11 and 12 hereof to the aforementioned person, company, business entity or other organization.

12.3
The Appointee represents and warrants that he will not be violating any provision of contracts, either implied or expressed, that he has entered with third parties or restrain him from any other obligations as a result of entering this Agreement or performing the responsibilities or obligations hereunder.

12.4	The Appointee represents and warrants that during the term of his office, he will

(A)
make his best efforts to cause the Company to observe Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited and listing rules, rules governing acquisition, merger and repurchase of shares and articles of association which come into effect from time to time in Hong Kong, as well as all other laws, regulations and rules that are applicable to companies and come into effect from time to time;

(B)
notify SEHK in writing immediately if a notice is received from any administrative or government agency or if a proceeding has been initiated against the Company or any member of the Group Company or its directors for violating the relevant laws, regulations and other rules with respect to the governing, operation, behavior or regulation of listed companies which come into effect from time to time;

(C)	notify the Company immediately if he finds himself unable to perform the responsibilities hereunder and to act in the best interest of all members of the Group Company.

12.5
As it is anticipated that the Company could have an initial public offering on SEHK, the Appointee is required to observe the Code of Conduct endorsed by the Board from time to time, as well as applicable SEHK rules (including listing rules), rules and regulations of any other relevant regulators (including Model Code for Securities Transactions by Directors of Listed Issuers) and any other applicable laws and regulations of Hong Kong, including but not limited to regulations on information disclosure in Code on Takeovers and Mergers, Code on Share Repurchases and Securities and Futures Ordinance.

13.	Injunctive Relief and Damages

The Appointee acknowledges and agrees that any serious violation of the provisions set forth in Articles 6, 7, 8, 10 and 11 by him will result in irremediable harm to the Company and its goodwill, the exact amount of which will be difficult or impossible to identify, and remedies for such violations will be inadequate at law. Therefore, the Appointee agrees that if a serous violation as set forth in Articles 6, 7, 8, 10 and 11 occurs, the Company shall have the right to actual performance and injunctive relief in addition to any other remedies that can be applied at law or in equity, without paying the Appointee compensation of any nature.

14.	Information Protection

14.1
The Appointee agrees that the Company and any other member of the Group Company keep and dispose of, electronically and manually, its information on the Appointee collected for the purpose of management of its employees, appointees, service staff and its business, as well as for observing the applicable procedures, laws and regulations by the Company in the process of making the appointment, and transmit, store and dispose of such information by the Company away from Hong Kong. The Appointee may contact the secretary of the Company requiring to review and amend his personal information.

15.	Notices

15.1
Any notice hereunder shall be made in writing and delivered to the then current registered address of office (in the case of a company), or an address known most recently (in the case of the Appointee), or be delivered in person; any notice delivered by mail shall be deemed as received 48 hours after posting it.

16.	Law and Jurisdiction

16.1	Laws of Hong Kong

This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong.

16.2	Dispute Resolution and Jurisdiction

For any discrepancy, dispute or claim (any one of which as “dispute”) arising from or related to this Agreement or violation, termination or invalidity of this Agreement, the Parties shall make their best effort to settle the dispute through friendly negotiations. If a satisfactory solution cannot be reached within thirty (30) days following such negotiations, the dispute shall be filed with a Hong Kong arbitral tribunal or court, with each party irrevocably accepting the exclusive jurisdiction of the Hong Kong arbitral tribunal or court and giving up objections against the legal proceedings conducted in such court on the basis of legal proceedings being conducted in an inappropriate forum.

17.	Prior Agreement

17.1
This Agreement and any document referred to therein shall constitute entire agreement on the subject matter hereof between the Parties and shall supersede any written or oral draft, letter of appointment, agreement, warrant, representation and arrangement (“Prior Agreement”) of any nature on the aforementioned subject matter between any member of the Group Company and the Appointee, and all such Prior Agreements shall be deemed as terminated as of the date of this Agreement by mutually agreement. If any discrepancy or conflict exists between this Agreement and such Prior Agreement, the relevant provisions of this Agreement will prevail.

17.2
This Agreement shall supersede all previous letter of appointment and any existing agreement, service agreement or arrangement, in writing or orally, on the subject matter hereof. The Appointee confirms that he has not been lured to enter into this Agreement by any representation or warranty other than those set forth herein, that he has executed this Agreement through arm’s length negotiations and will not seek any remedy on any other representation or warranty except in case of fraud. The Appointee confirms that his legal consul has interpreted for him the effect of Article 17.2 hereof.

18.           Severability

18.1
Should this Agreement or any provision in any section hereof is deemed as prohibited or unenforceable by any court, government administration or authority, the remaining provisions in that section or the other provisions hereof shall be severable and enforceable to the extent that the main objectives of this Agreement remains valid without the aforementioned provisions or sections. The Parties shall make their best effort to negotiate with goodwill in order to maintain the objectives and effect of this Agreement and supersede any prohibited or unenforceable provisions aforementioned with appropriate provisions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

By:
For and on behalf of
Xdlong International Company Limited

Signature:                                [Signature: Lin Shuipan]
Witness: [Signature: Su Zhiqiang]

By: [Signature: Lin Shuipan]
Name: [Signature: Su Zhiqiang]
Address: [Handwriting: Xidelong Industrial Zone, Wudai Village, Chendai Town, Jinjiang City, Fujian Province, China]
Title: [Handwriting: Secretary of the Board]

Signature of Appointee: [ Signature: Lin Shuipan]
Lin Shuipan
Witness: [Signature: Su Zhiqiang]

By: [Signature: illegible]
Name: [Signature: Su Zhiqiang]
Address: [Handwriting: Xidelong Industrial Zone, Wudai Village, Chendai Town, Jinjiang City, Fujian Province, China]
Title: [Handwriting: Secretary of the Board]